Exhibit 99.1

September 5, 2006

M.A.G. Capital, LLC
Attn: David Firestone
555 South Flower Street, Suite 4200
Los Angeles, CA 90071

Mr. Firestone:                        Re:  Subscription Agreement dated June 20, 2006

Reference is hereby made to that certain Subscription Agreement dated June 20, 2006 (the "Subscription Agreement") by and among AHPC Holdings, Inc. (the "Company"), M.A.G. Capital, LLC ("MAG"), Monarch Pointe Fund, Ltd. ("Monarch"), Mercator Momentum Fund, L.P. ("MMF"), Mercator Momentum Fund III, L.P. ("MMF III"; and together with MMF, Monarch and MAG, the "Purchasers"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Subscription Agreement.

Notwithstanding anything in the Subscription Agreement to the contrary, the Company and Purchasers hereby covenant and agree that:

1.   Purchasers hereby waive any noncompliance by the Company with the provisions of Section 11(b) of the Subscription on or before the date hereof.

2.   The Subscription Agreement is hereby amended by removing and deleting Section 11(b) of the Subscription Agreement. Accordingly, Section 11(c) of the Subscription Agreement is hereby renumbered as "Section 11(b)."

3.   Section 2(a) of the Registration Rights Agreement dated June 20, 2006 (the "Registration Rights Agreement") by and among the Company and the Purchasers is hereby amended in its entirety to read as follows:

"(a)  The Company shall prepare or file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") no later than September 15, 2006, in order to register the resale of the Registrable Securities under the Securities Act. The Company shall use its best efforts to cause the Registration Statement to become effective no later than ninety (90) days after the filing. Once effective, the Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earliest of the following dates (the "Expiration Date") (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Company receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

4.   All remaining provisions of the Subscription Agreement and the Registration Rights Agreement remain unchanged and in full force and effect.

5.   This letter agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

    AHPC HOLDINGS, INC.

    BY /s/ Alan E. Zeffer
                                        Print Name: Alan E. Zeffer
                                        Title: Chief Executive Officer

Agreed to and accepted by the undersigned
this 8th day of September, 2006.

M.A.G. CAPITAL, LLC

By: /s/ Todd Bomberg
      Todd Bomberg
      Chief Investment Officer

By: /s/ Harry Aharonian
      Harry Aharonian
      Portfolio Administrator

MONARCH POINTE FUND, LTD.

By: /s/ Todd Bomberg
      Todd Bomberg
      Chief Investment Officer

By: /s/ Harry Aharonian
      Harry Aharonian
      Portfolio Administrator

MERCATOR MOMENTUM FUND, L.P.

By: /s/ Todd Bomberg
      Todd Bomberg
      Chief Investment Officer

By: /s/ Harry Aharonian
      Harry Aharonian
      Portfolio Administrator

MERCATOR MOMENTUM FUND III, L.P.

By: /s/ Todd Bomberg
      Todd Bomberg
      Chief Investment Officer

By: /s/ Harry Aharonian
      Harry Aharonian
      Portfolio Administrator

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